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                                                           EXHIBIT 23


                    Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40781) pertaining to the Salary Reduction Plan for Hourly Employees of IMC-Agrico MP, Inc. Represented by Local #35 International Chemical Workers Union of our report dated May 7, 1999, with respect to the financial statements and supplemental schedules of the Salary Reduction Plan for Hourly Employees of IMC-Agrico MP, Inc. Represented by Local #35 International Chemical Workers Union included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




Chicago, Illinois                               Ernst & Young, LLP
June 25, 1999